UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2011 (November 10, 2011)

SOLERA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33461	26-1103816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Village Circle, Suite 100

Westlake, TX 76262

(Address of principal executive offices, including Zip Code)

(817) 961-2100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Solera Holdings, Inc. (the “Company”) 2011 Annual Meeting of Stockholders was held on November 10, 2011. Set forth below are the matters the stockholders voted on and the final voting results.

1.	Election of Directors

Nominee	Votes For	Withheld	Broker Non-Votes
Tony Aquila	66,794,241	1,081,324	961,784
Arthur F. Kinsgbury	67,308,098	567,467	961,784
Kenneth A. Viellieu	67,639,224	236,341	961,784
Thomas C. Wajnert	67,638,972	236,593	961,784
Stuart J. Yarbrough	67,639,264	236,301	961,784

2.	Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the fiscal year ending June 30, 2012:

Votes For	Votes Against	Abstentions	Broker Non-Votes
68,826,394	9,264	1,691	0

3.	Approval of a non-binding advisory vote, on the compensation of our named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
66,626,974	1,238,771	9,820	961,784

4.	Recommendation on a non-binding advisory vote, on the frequency of advisory votes to approve the compensation of our named executives officers:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
62,000,411	45,690	5,828,488	976	961,784

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLERA HOLDINGS, INC.

/s/ JASON BRADY
Date: November 15, 2011	Name:	Jason Brady
	Title:	Senior Vice President, General Counsel and Secretary